EXHIBIT 16.2

                            Joan R. Staley, CPA, P.A.
                               2920 S.W. Mapp Road
                               Palm City, FL 34990
                                 (561) 221-1273


December 20, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Clements Golden Phoenix Enterprises, Inc.

Ladies and Gentlemen:

We have read Item 4(a) of the form 8-K dated December 20, 2000 of Clements Golden Phoenix Enterprises, Inc. and are in agreement with the statements contained therein.


Yours truly,

/s/ Joan Staley
-------------------------
Joan R. Staley
Certified Public Accountant